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                                                                    Exhibit 10.1

                           GOTHIC ENERGY CORPORATION

      1989 INCENTIVE STOCK OPTION AND NONSTATUTORY OPTION PLAN

      1.   Purpose.  The Plan is intended to provide a means for The Publication
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Corporation (the Company), by granting options to purchase stock in the Company to selected management and other key employees, to attract and retain persons of ability and motivate them to advance the interests of the Company.

          It is intended that some or all of the options granted under the Plan may constitute "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended (the Code), and the other options, if any, granted under the Plan shall constitute "nonstatutory options" i.e., options not qualifying under Section 422A or other similar provisions of the Code. It is also intended that the Plan and the options granted hereunder comply and be interpreted in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and any successor rule thereto. Unless otherwise indicated, the terms and conditions of the Plan shall apply equally to all options granted hereunder, whether incentive stock options or nonstatutory options.

      2.   Shares Subject to the Plan.  A total of 500,000 shares of authorized
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but unissued or reacquired Common Stock of the Company is reserved for issuance upon exercise of options granted under the Plan, subject to adjustment as provided in paragraph 9 hereof. If any option expires or terminates without having been exercised in full, the unacquired shares shall be available for the grant of future options under the Plan.

      3.   Administration.  The Plan shall be administered by the Board of
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Directors or a Committee of the Board of Directors of the Company, consisting of at least three (3) disinterested persons not eligible to participate under this Plan or under any other stock or option plan of the Company or its subsidiaries (herein the Board of Directors or Committee,'if one has been appointed, is referred to as the Committee).

      4.   Eligibility.  The Committee shall determine the employees to whom,
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and the number of shares for which, incentive stock options and/or nonstatutory options shall be granted, taking into consideration such factors, including any recommendations of the Chief Executive officer of the Company,, as it deems relevant to select and motivate employees of ability to advance the interests of the Company. Employees so selected shall be either management or other key employees of the Company or its subsidiaries, who the Committee determines have contributed materially to the success of the Company or are in a position to contribute materially to the future success of the Company. Except as hereafter limited, an eligible employee from time to time may be granted one or more options hereunder which may be incentive stock options and/or nonstatutory options.
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      The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under all plans relating to incentive stock options, as defined in Section 422A(b) of the Code, of the Company or a parent or subsidiary corporation of the Company) shall not exceed one hundred thousand dollars ($100,000).

          5.  Option Price and Date of Grant.  In the case of an incentive stock
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option, the option price per share of Common Stock shall be equal to 100% of the fair market value of the share which shall be determined by the closing average bid and average asked quotations for the Common Stock as reported on the NASDAQ system, or, if traded on a national securities exchange, by the price of the last transaction on such national securities exchange on the last business day on which there were such quotations or prices of sales on or before the day on which the Committee makes the determination to grant the option, all unless the Committee shall determine that such method is unable under the circumstances prevailing at such time to reflect or determine the fair market value of the Company's Common Stock. In such event, the Committee shall determine fair market value through such alternative method as it may in good faith determine to be then appropriate. Notwithstanding the method utilized, it is the intent hereof that the date of grant, in the case of an incentive stock option granted hereunder, shall be the day on which the Committee makes the determination to grant the option and, in the case of a nonstatutory option granted hereunder, not sooner than the next business day.

          If an incentive stock option is granted to an individual who owns, at the time the incentive stock option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company, the option price of the shares subject to the incentive stock option shall be at least one hundred ten percent (110%) of the fair market value of the shares of Common Stock at the time the incentive stock option is granted.

          In the case of a nonstatutory option, the option price per share of Common Stock shall be equal to not less than 40% of the fair market value of the share determined by the Committee in the same manner as the fair market value of the share is determined in the case of an incentive stock option.

      6.   Option Terms. options granted hereunder shall be evidenced by an
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Option Agreement executed as of the date of grant by the Company and the
Optionee, on such terms as may be determined by the Committee, including the following:

           (a) The Option Agreement shall specify whether the option is an incentive stock option or a nonstatutory option.

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           (b)  The option price shall be paid at the time of exercise which shall be in writing and, at the election of the Optionee, may be paid in cash and/or by sale and delivery of certificates) duly endorsed for transfer, in shares of the Company's Common Stock already owned by the Optionee. Any shares so sold to the Company in payment of the option price shall be valued on the basis of the average of the closing average bid and average asked quotations for the Common Stock as reported on the NASDAQ system or at the price of the last transaction on any national securities exchange on which the Company's Common Stock is listed (or other appropriate market price) on the last business day preceding the exercise date on which there were sales. Any fractional share not required for payment of the option price shall be paid for by the Company in cash on the basis of the same value utilized for such exercise.

           (c) Except as otherwise provided in subparagraph (f) below, any option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Committee, in its absolute discretion, may provide in any Option Agreement that the exercise of any option granted under the Plan shall be subject to such condition or conditions as it may impose, including, but not limited to, a condition that the holder thereof remain in the employ or service of the Company or a subsidiary corporation of the Company for such period or periods from the date of grant of the Option, as the Committee, in its absolute discretion, shall determine.

           Options shall not be exercisable until, and shall be subject to, approval of the Plan by the shareholders of the Company at a meeting duly called and held for such purpose not later than the Annual Meeting of Shareholders in 1989. Approval shall require a quorum and a majority vote of the shares owned by those shareholders present, or represented, and entitled to vote at the meeting. In addition, an incentive stock option hereunder shall not be exercisable by an optionee while there is outstanding any incentive stock option granted to the Optionee prior thereto pursuant to this or any other plan of the Company or a subsidiary under Section 422A of the Code. Any incentive stock option shall be considered outstanding until exercised in full or until its term expires, unless otherwise provided by the Code or regulations promulgated thereunder. Any nonstatutory option hereunder shall expressly omit such prior outstanding option restriction, to confirm the intent that it not qualify as an incentive stock option under Section 422A of the Code.

           (d) An incentive stock option hereunder shall not contain terms pursuant to which the exercise of the option would affect the Optionee's right to exercise a nonstatutory option hereunder, or vice versa, such that the incentive stock option would be deemed a prohibited "tandem stock option" within the meaning of Section 422A of the Code and the regulations thereunder.

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           (e)  Unless the issuance of the shares upon the exercise of an option hereunder is registered or exempt under federal and state securities laws, the optionee shall be required to give an investment representation at the time of the exercise, and transfer of the shares shall be appropriately restricted.

           (f) If the optionee, until such time continuously employed, dies, is terminated by the Company and its subsidiaries by reason of disability, or retires from the Company and its subsidiaries at or after age 65, the option, to the extent not previously exercised, may be exercised within sixty (60) days after termination of employment by reason of such event by the Optionee or, in the case of the Optionee's death, by the Optionee's estate, to the extent then exercisable by the Optionee. In the event of termination of employment for any other reason, the option shall expire concurrently with the termination of employment. options granted hereunder may contain terms not inconsistent with the foregoing for the benefit of the Optionee in the event of the merger, consolidation or sale of substantially all of the assets of the Company.

           (g)  The options hereunder shall not be transferable by the
optionee, except by will or the laws of descent and distribution.   During the
Optionee's life, the options shall be exercisable only by the Optionee and only while and if continuously employed by the Company or a subsidiary of the Company, except as provided in paragraph 6(f) above.

           (h) If the Optionee sells, exchanges or otherwise disposes of shares acquired upon exercise of an incentive stock option within two (2) years of the date of grant, or one (1) year after the date of exercise, the optionee shall be required to notify the Company promptly in writing and disclose the amount of gain or loss resulting from the sale, exchange or other disposition of his shares.

      7.   Termination.  Unless sooner terminated by action of the Board of
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Directors of the Company, the Plan shall terminate ten (10) years from its effective date. Options outstanding under the Plan at the time of termination shall remain in effect until exercise or expiration.

      8.   Effective Date.  The effective date of the Plan shall be February 23,
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1989, the date of adoption by the Board of Directors of the Company. options under the Plan may be granted at any time thereafter, provided that exercise thereof may be only in accordance with paragraph 6 hereof.

      9.   Adjustment of Shares.
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           (a)  In the event that the outstanding shares of Common Stock of the
Company are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate

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adjustment shall be made by the Board of Directors in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding options. If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his option; provided, however, that in such event the Board of Directors shall have the discretionary power to take any action necessary or appropriate to prevent any incentive stock option granted hereunder from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

           (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

      10.  Amendment.  The Board of Directors may amend the Plan at any time
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as determined to be in the best interests of the Company.  The Board of
Directors shall not, however, without shareholder approval, increase the maximum number of shares subject to the Plan or restrict the class of management and other key employees eligible to be granted options under the Plan.

      11.  Not a Contract of Employment.  Nothing contained in the Plan or
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in any stock option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company.

      12.  Use of proceeds.  The proceeds from the sale of shares pursuant
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to options granted under the Plan shall constitute general funds of the Company.

      13.  Indemnification of Board of Directors or Committee.  In addition
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to such other rights of indemnification as they may have, the members of the
Board of Directors or Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, inaction, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action `suit or proceeding, except a judgment based upon a finding of bad

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faith. Upon the institution of any such action, suit or proceeding, the member or members of the Board of Directors or Committee, as the case may be, shall notify the company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on their own behalf.

      14.  Governing Law.  The Plan shall be governed by, and all questions
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arising hereunder shall be determined in accordance with, the laws of the State of New Jersey.




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